EXHIBIT 10.13

















                      Retirement Agreement With One Executive Officer





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                           CULLEN/FROST BANKERS
                         A Family of Texas Banks




                               June 28, 1996


Mr. Robert S. McClane
Cullen/Frost Bankers, Inc.
100 West Houston Street
San Antonio, Texas 78205

Dear Bob:

     Cullen/Frost Bankers, Inc., a Texas corporation (the "Company"), hereby acknowledges the significant contributions you have made, and continue to make, to both the Company and the community during your years with the Company. In addition, the Company is excited that you have been elected to serve as the Chairman of The Greater San Antonio Chamber of Commerce for this year and the constructive community relations benefits that will flow to the Company as a result of you serving in such position. Due to the recent reorganization within the bank and your election to retire and enter into the Retirement Plan (as hereinafter defined) effective June 1, 1999, and the Company's desire that you continue to serve as President of the Company until the earlier of the 1997 meeting of the Company's shareholders or June 30, 1997, and, in view of your contributions to and knowledge of the Company and its operations, the Company's desire to be able to call upon you for consulting services and special projects assistance after your term as President has ended and until you enter into the Retirement Plan, this letter agreement, which has been approved by the Compensation and Benefits Committee of the Board of Directors of the Company, sets forth the terms of your employment until your retirement on June 1, 1999:

          1.     Employment, Consulting Services and Duties.  Subject to the
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terms and conditions of this Agreement, the Company agrees to employ you as its
President, and you accept such employment with the Company, from the date hereof until the earlier of the 1997 meeting of the Company's shareholders or June 30, 1997 (the "Initial Term"). During this Initial Term it is understood that you will be serving as Chairman or Immediate Past-Chairman of The Greater San Antonio Chamber of Commerce and will perform such other duties for the Company as may be assigned and agreed upon between you and the Senior Chairman of the Board. For the period commencing with the expiration of the Initial
Term through May 31, 1999 ("Consulting Term"), the Company and you mutually agree that you will be employed by the Company: (a) as a consultant on community and customer relations matters and issues reporting directly to the Senior Chairman of the Board; and (b) as a consultant to work on special projects as may be assigned and agreed upon between you and the Senior Chairman or Chairman of the Board. It is further understood that during calendar year 1997 you will serve, as the immediate past-Chairman of The Greater San Antonio Chamber of Commerce, on the Chamber's Executive Committee thereby continuing to provide constructive community relations benefits to the Company. The Initial Term and the Consulting Term are collectively referred to herein as the "Term." During the Consulting Term, and subject to the provisions of Section 5 hereof,
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you will be able to pursue other business ventures, activities and investments that are not in conflict with your obligations and duties, as defined herein, as an employee of the Company. During the Consulting Term and until such time as you reach age 70, you will be considered annually by the Board as a candidate for re-election to the Board of the Company and The Frost National Bank; provided,

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     Cullen/Frost Bankers


however, that it is understood that whether or not you are nominated and/or re-elected is solely and exclusively within the discretion of the Board. If you are nominated and elected to serve as a member of either of such boards of directors, you shall not be compensated in your capacity as a director so long as you are receiving the monthly base salary set forth in Section 2.1 hereof.
                                                          -----------

            2. Compensation and Benefits.
               -------------------------

            2.1   Monthly Base Salary.  For all services rendered to the
                  -------------------
Company during the Term of this Agreement, the Company shall pay you a salary of $25,000 per month, payable in accordance with the usual payroll practice of the Company, less all required deductions.

            2.2   Bonus.  As additional compensation for services rendered
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under this Agreement, Employee shall receive a bonus of $90,000 to be paid not later than March 31, 1997.

            2.3   Benefits.  You shall, in addition to the compensation
                  --------
provided for herein, be entitled to the following additional benefits during the Term of this Agreement:

            (a)   Medical, Health, Life and Disability Benefits.  You shall be
                  ---------------------------------------------
entitled to receive all medical, health, life and disability benefits that may, from time to time, be provided by the Company to senior management of the Company as a group.

            (b)   Other Benefits.  In addition to the normal benefits incident
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to employment with the Company, you shall also be entitled to receive the following additional benefits: (i) a car allowance of $6,000 per annum; (ii) payment of dues for membership to the Argyle and San Antonio Country Club; and
(iii) payment for security at your residence.

            2.4   Stock Options.
                  -------------

            (a)   Release of Unvested Options.  As of the effective date of
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this Agreement, you hold the following nonqualified stock options granted by the Company subject to the terms of the applicable plan and option award agreements (collectively, the "Unvested Options"): (i) 6,000 options granted on October 20, 1994, which are scheduled to vest on October 20, 1999; and (ii) 6,800 options granted on September 28, 1995, 3,400 of which are scheduled to vest on September 28, 1999 and 3,400 of which are scheduled to vest on September 28, 2000. You have acknowledged that, in the absence of a change of control of the Company, such Unvested Options shall, by their terms, expire unvested as of your retirement on June 1, 1999.

          In exchange for good and valuable consideration provided under this Agreement, you have agreed and do hereby forfeit and release the Unvested Options immediately upon the execution of this Agreement.

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     Cullen/Frost Bankers


            (b)   Grant.  In consideration for past and future services to the
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Company, you will receive a nonqualified stock option, subject to the terms of the applicable plan and option award agreement as approved by the Company's Compensation and Benefits Committee on June 26, 1996, of 15,000 options which will be scheduled to vest on May 31, 1999, with a ten (10) year exercise period from the date of grant.

            2.5   Reimbursement of Expenses.  During the Initial Term, the
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Company shall reimburse you for all expenses reasonably incurred by you in conjunction with the rendering of services at the Company's request, including such entertainment, travel and other related incidental expenses reasonably incurred by you in conjunction with your duties as Chairman or Immediate Past-Chairman of the Greater San Antonio Chamber of Commerce or in support of customer relations activities for the benefit of the Company, provided that such expenses are incurred and submitted for reimbursement, with appropriate receipts and itemization, in accordance with the prevailing practice and policy of the Company. During the Consulting Term, the prior authorization or approval by the Senior Chairman or Chairman of the Company shall also be required for expense reimbursement.

            2.6   Office.  While employed as President during the Initial
                  ------
Term, you will continue to occupy your current office and receive secretarial and other office support appropriate to your position. Thereafter, until the earlier of such time as you no longer request or regularly utilize such office or you reach age 70, you will be provided with a private office and appropriate office and secretarial support.

        3.       Termination.
                 -----------

           3.1   Termination For Cause.  Your employment under this Agreement
                 ---------------------
may be terminated by the Company for "Cause" (hereinafter defined) upon written notice thereof given by the Company to you. In the event of termination pursuant to this Section 3.1, the Company shall pay you your monthly base
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salary (subject to standard deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to you hereunder. Termination by the Company of your employment for Cause shall mean termination upon (a) the willful and continued failure by you to perform substantially your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness) after a demand for substantial performance is delivered to you by the Senior Chairman or the Chairman of the Board which specifically identifies the manner in which such executive believes that you have not substantially performed your duties, or (b) the willful engaging by you in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this Section 3.1, no
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act, or failure to act, on your part shall be considered willful unless done, or omitted to be done, by you in bad faith and without reasonable belief that your action or omission was in, or not opposed to, the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based on advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly

                                    -3-

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     Cullen/Frost Bankers


adopted by the affirmative vote of not less than three quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of the conduct set forth above in
(a) or (b) of this Section 3.1 and specifying the particulars thereof in
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detail.

           3.2   Termination Upon Death.  This Agreement shall terminate upon
                 ----------------------
your death.

           3.3   Termination Upon Disability.  In the event you become unable
                 ---------------------------
to perform the essential functions of your duties hereunder, with or without reasonable accommodation, on account of illness, disability or other reason whatsoever for a period of more than 180 consecutive days, the Company may, upon notice to you, terminate this Agreement. In the event of termination pursuant to this Section 3.3, you shall be entitled to payment of a monthly
                 -----------
amount, that when added to the monthly amount to be received under all your short-term and long-term disability benefits, is equal to your monthly base salary. You shall receive such amount for the then remaining portion of the Term of employment pursuant to this Agreement.

           3.4   Survival of Provisions.  The covenants and provisions of
                 ----------------------
Section 5 and Section 8 hereof shall survive any termination of this Agreement
---------     ---------
regardless of how such termination may be brought about.

         4.     Retirement Plan.  Notwithstanding the foregoing, upon the
                ---------------
occurrence of the earlier of (i) the termination of this Agreement on May 31, 1999 (i.e., the last day of the Term), or (ii) the termination of this Agreement for any reason other than for death or Cause (as defined in Section
                                                                      -------
3.1), you shall enter into retirement pursuant to the Retirement Plan for
---
Employees of Cullen/Frost Bankers, Inc. and its Affiliates (or any successor or substitute defined benefit pension plan or plans of the Company) (the "Retirement Plan").

          5.     Confidential Information.  You agree that during and
                 ------------------------
subsequent to your Term of employment with the Company, you will not at any time communicate or disclose to any unauthorized person without the written consent of the Senior Chairman or Chairman of the Company, any proprietary process or information of the Company, or any subsidiary or related entity, or other confidential information concerning their business, financial affairs, products, suppliers or customers which, if disclosed, would have a material adverse effect upon the business or operation of the Company and its subsidiaries, taken as a whole; it being understood, however, that the obligations of this Section 5 shall not apply to the extent that the aforesaid
                    ---------
matters (a) are disclosed in circumstances where you are legally required to do so or (b) become generally known to and available for use by the public otherwise than by your wrongful act or omission. The intent of this Section 5
                                                                     ---------
is not to create a non-compete agreement but to protect the rights of the Company as provided above.

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     Cullen/Frost Bankers

         6.     Successors; Binding Agreement.
                -----------------------------

            6.1 Upon your written request, the Company will seek to have any Successor (as hereinafter defined), by agreement in form and substance satisfactory to you, assent to the fulfillment by the Company of its obligations under this Agreement. Failure of such person or entity to furnish such assent by the later of (a) three business days prior to the time such person or entity becomes a Successor or (b) two business days after such person or entity receives a written request to so assent shall constitute a termination by the Company without cause and shall entitle you to payment within 30 days of such termination of a lump sum equal to (without discounting to present value) your monthly base salary under Section 2.1 hereof for the then remaining portion of the Term of employment pursuant to this Agreement and immediately to the benefits provided in Section 4. In addition, the
                                        ---------
retirement benefits you shall receive under Section 4 hereof shall be those
                                            ---------
benefits you would have been entitled to had you remained in the employ of the Company until the expiration of the Term of this Agreement. For purposes of this Agreement, Successor shall mean any person or entity that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's securities entitled to vote in the election of directors, all or substantially all of its assets, or otherwise.

           6.2 For purposes of this Agreement, the Company shall include any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.

           6.3. This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives and successors in interest under this Agreement.

        7.       Taxes.  The Company may withhold from any amounts payable
                 -----
under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

        8.       Arbitration.  Any claim, dispute or controversy of any nature
                 -----------
whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or relating to your employment or the termination of your employment with the Company and/or the terms and conditions of this Agreement, including the implementation, applicability and interpretation thereof, shall be resolved as follows: upon the written request of one party served upon the other, any such claim, dispute or controversy shall be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. Sections 1-15, as amended; provided, however, that with respect to the provisions of Section 5 of this Agreement dealing with confidential
                     ---------
information, the Company reserves the right to petition a court directly for injunctive or other relief. If arbitration is requested, each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine any such disputes, and if they should be unable to agree, then the two arbitrators shall choose a third arbitrator from a panel made up of

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     Cullen/Frost Bankers


experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the "AAA") and, once chosen, the third arbitrator's decision shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its arbitrator and the fees and expenses of the third arbitrator shall be shared equally by the parties. The terms of the commercial arbitration rules of AAA shall apply except to the extent they conflict with the provisions of this paragraph. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings.

         9.     Release.  You release, dismiss, acquit and discharge the
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Company and its affiliates, and their divisions, officers, directors, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns, jointly and severally, from any and all claims, known or unknown, which you, your heirs, successors and assigns have or may have against any of such parties, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to claims of discrimination under the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; 42 U.S.C. Section 1981,
Section 1985; Americans With Disabilities Act; Equal Pay Act; anti-discrimination laws; libel; slander; defamation; Fair Labor Standards Act; Employee Retirement Income Security Act of 1974; Texas Commission on Human Rights Act; art. 5221k, Tex. Rev. Civ. Stat. Ann. (Vernon Supp. 1985) or any other U.S. federal, state or local law including, statutory, common law or regulations. This release relates to claims arising from and during your relationship with the Company and its affiliates or as a result of the termination of such relationship, specifically including but not limited to your retirement to be effective June 1, 1999. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, compensatory damages or punitive damages. You further agree that you will not file or permit to be filed on your behalf any such claim. This release is not intended to apply to the obligations of the Company set forth in this Agreement or to future claims based upon events or occurrences subsequent to the effective date of this Agreement. You expressly acknowledge that the benefits being offered to you in this Agreement constitute consideration for the foregoing release that is in addition to anything of value to which you are already entitled from the Company and its affiliates.

          10.     Notice.  Written notices required or furnished under this
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Agreement shall be sent to the following addresses:

                 to the Company:     Attn: Senior Chairman of the Board
                                     Cullen/Frost Bankers, Inc.
                                     100 W. Houston Street
                                     P.O. Box 1600
                                     San Antonio, Texas  78296

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     Cullen/Frost Bankers


                 to you:             Robert S. McClane
                                     132 Grant Avenue
                                     San Antonio, Texas  78209

Notices shall be effective on the first business day following receipt thereof. Notices sent by mail shall be deemed received on the date of delivery shown on the return receipt.

          11.     TERMINATION OF PRIOR LETTER AGREEMENTS.  THIS AGREEMENT IS
                  --------------------------------------
INTENDED TO REPLACE IN THE ENTIRETY THE LETTER AGREEMENTS DATED NOVEMBER 15, 1994 AND MARCH 2, 1990 (THE "PRIOR AGREEMENTS") REGARDING A CHANGE IN CONTROL OF THE COMPANY. BY MUTUAL AGREEMENT, THE PRIOR AGREEMENTS ARE HEREBY DECLARED NULL AND VOID. THE RESPECTIVE OBLIGATIONS AND THE BENEFITS PROVIDED IN THE PRIOR AGREEMENTS ARE TERMINATED AND OF NO FURTHER EFFECT.

          12.     Miscellaneous.  This Agreement constitutes the entire
                  -------------
understanding between you and the Company and its affiliates with respect to the subject matter hereof, and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by you and the Senior Chairman or the Chairman of the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except to the extent that the terms and provisions of this Agreement are governed by Federal law, this Agreement shall be construed in accordance with the laws of the State of Texas. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be original.

          13.     Representations and Warranties.  You warrant that you are
                  ------------------------------
over the age of twenty-one (21) and competent to execute this Agreement; that in executing this Agreement, you are not relying on any statement, representation, advice or counsel of the other party to this Agreement, but are relying on your own judgment and/or that of your independent counsel; and that the Agreement is the result of negotiation between the parties. You agree that you have been encouraged to and have had an opportunity to consult with an attorney of your own choosing regarding the Agreement, that it was executed voluntarily without duress or coercion of any form. You further acknowledge that you have been afforded a period of at least 21 days within which to consider this Agreement and that you understand that for a period of seven (7) days following the execution of this Agreement you may revoke the same, and that the Agreement shall not become effective and enforceable until this revocation period has expired.

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     Cullen/Frost Bankers


         If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our binding agreement on this subject.


                                    Sincerely,

                                    CULLEN/FROST BANKERS, LTD.



                                    By:/s/T.C. Frost
                                       --------------------------------------
                                          T.C. Frost, Senior Chairman of the
                                          Board of Directors

Agreed to this 28th day
               ----
of June 1996.
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 /s/ Robert S. McClane
-----------------------
   Robert S. McClane


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